Exhibit 10.1
LEASE AGREEMENT
Between
TCA Plymouth, LP,
Landlord
And
Advanta Corp.
Tenant
Plymouth Corporate Center
625 W. Ridge Pike
Building E, Suite 100 & Suite 105
Conshohocken, PA 19428

PLYMOUTH CORPORATE CENTER
BASIC LEASE INFORMATION
This Basic Lease Information is attached to and incorporated by reference to an Office Lease Agreement between Landlord and Tenant, as defined below.

Lease Date:	May 25, 2010

Landlord:	TCA Plymouth, LP, a Delaware limited partnership

Tenant:	Advanta Corp. , a Delaware company

Premises:	11,950 square feet consisting of two suites in Building E, Suite E 100, consisting of 4,000 square feet & Suite E 105, consisting of 7,950 square feet in the complex commonly known as Plymouth Corporate Center, Building E (the “Building”), and whose street address is 625 W. Ridge Pike, City of Conshohocken, Township of Plymouth, County of Montgomery, Pennsylvania 19428. The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the “Land”) is described on Exhibit B. The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof, including without limitation the Common Areas (as defined in Section 7(b)). The term “Complex” shall collectively refer to the Building and any other buildings which comprise a multi-building Complex owned by Landlord, if applicable.

Term:	Approximately five (5) months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 5th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:	June 1, 2010

Base Rent:	Tenant shall pay to Landlord as Base Rent for the Premises during the Term, without demand, deduction or set-off,

	Annual Base	Annual Base	Monthly Base
Lease Month	Rental Rate	Rent – N/A	Rent

1-5	$25.00 per square foot	N/A	$24,985.83

As used herein, the term “Lease Month” shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first (1st) day of a calendar month, the period from the Commencement Date to the first (1st) day of the next calendar month shall be included in the first (1st) Lease Month for purposes of determining the duration of the Term and the monthly Base Rent rate applicable for such partial month).

Electricity Costs:	Tenant shall pay to Landlord, as additional rent, the cost of electricity consumed within the Premises at the fixed rate (except as provided below) of $32,862.50 per annum — payable in equal monthly installments of $2,738.54, together with Tenant’s payment of Monthly Base Rent. The electric charge set forth above shall remain constant throughout the Term unless Landlord’s tariff rate is increased or decreased by the utility supplying electric power to the Project. If such tariff rate is increased or decreased, Tenant’s electric rate shall increase or decrease accordingly. Each year, the Electricity Costs shall be reconciled in conjunction with the Base Year Reconciliations, covered in Section 4C.

Security Deposit:	$55,500.00

Rent:	Base Rent, Additional Rent, Taxes and Insurance ( as defined in Section 12 hereto), and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:	General office purposes and related storage use, and for no other purpose whatsoever.

Parking:	Free surface parking shall be available to Tenant during the Term

Initial Liability

Insurance Amount:	Two Million Dollars ($2,000,000) for each occurrence; Three Million Dollars ($3,000,000) in the aggregate.

Brokers / Agents:	For Tenant: TCA Brokerage Services, LLC
For Landlord: TCA Brokerage Services, LLC

Tenant’s Address:	After Commencement Date:

At the Premises	With a copy to:

Bernard Lee, Esquire

Cozen O’Connor

1900 Market Street

Attention: Donna Epstein	Philadelphia, PA 19103
Telephone: 215-444-5571	Telephone: 215-665-6961
Telecopy:	Telecopy: 215-701-2211

Landlord’s Address:

For all Notices:	With a copy to:
TCA Plymouth, LP	Vincent T. Donohue, Esquire
% Trinity Capital Advisors, LLC	Lamb McErlane, PC
625 Ridge Pike, Suite 102	24 E. Market S., P.O. Box 565
Conshohocken, PA 19428	West Chester, PA 19381
Attention: Kevin M. Doyle	Telephone: 610-430-8000
Telephone: 610-994-2401	Telecopy: 610-692-0877
Telecopy: 610-994-2418
{ Balance of Page Intentionally Blank }

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

TCA Plymouth, LP, a Delaware limited partnership
By:	TCA PCC Management, LLC, a Delaware limited liability company, its general partner

By:	/s/ Kevin Doyle
Kevin M. Doyle, President

Advanta Corp., a Delaware company
By:	/s/ Donna Epstein
Donna B. Epstein, Vice President

Plymouth Corporate Center
Lease Agreement
THIS LEASE is executed this 25th day of May, 2010, between TCA Plymouth, LP, a Delaware Limited Partnership with its principal office located at 625 West Ridge Pike, Suite 102, Conshohocken, PA 19428 (“Landlord”), and Advanta Corp., a Delaware corporation (“Tenant”), who mutually covenant and agree as follows:
WHEREAS: Tenant has expressed a desire to enter into a new Lease for a period. Landlord and Tenant have reached agreement on appropriate terms; and
NOW THEREFORE, in consideration of the foregoing and of the sum of One Dollar to each party in hand paid by the other, receipt of which is hereby acknowledged, and with both parties hereto intending to be legally bound hereby, it is agreed as follows:
1.	PREMISES
Landlord, in consideration of Tenant’s rents and covenants, as set forth in this Lease, does hereby lease unto Tenant the premises known as Suite Number E 100 and Suite Number E 105 (the “Premises”), in the building (the “Building”) known by Building E, with a street address as 625 W. Ridge Pike, Borough of Conshohocken, Township of Plymouth, Pennsylvania 19428. The two suites comprising the Premises are shown on Exhibit A attached hereto. The parties agree that the Rentable Area of the Premises for all purposes of this Lease is 4,000 square feet in Suite E 100 and 7,950 square feet in Suite E 105 for a combined total of 11,950 square feet.
2.	TERM
a)
The term of this Lease (the “Term”) shall be Five (5) Months, to commence on June 1, 2010 (the “Commencement Date”), and continue until October 31, 2010 thereafter unless sooner terminated as provided for in this Lease.

3.	BASE RENT
a)	Tenant shall pay to Landlord as Base Rent for the Premises during the Term, without demand, deduction or set-off,

	Annual Base	Annual Base Rent	Monthly Base
Lease Month	Rental Rate	(Not Applicable)	Rent

1-5	$25.00	N/A	$24,895.83

payable in advance, in consecutive monthly installments prorated on a daily basis if the Commencement Date is a day other than the first of the month. The first installment shall be due and payable at the time of execution of this Lease.
b)	RENT ABATEMENT:

Intentionally Omitted

c)	LATE CHARGE:
Without regard to the applicability of any grace period provided for in this Lease, if Base Rent, Additional Rent or any other rent or other charge payable by Tenant to Landlord shall not be paid by the 1st day of each month, a late payment charge of $750.00, shall be additional rent payable on demand by Tenant to Landlord. Landlord’s receipt of such additional rent shall not be a waiver of Tenant’s default, nor shall its receipt affect any other remedy available to Landlord hereunder or otherwise.
4.	ADDITIONAL RENT
A.	The following definitions shall apply to this Lease:

i.
“Additional Rent” — The rent to be paid by Tenant with respect to Expenses in accordance with the provisions of this paragraph 4, which rent is in addition to the Base Rent provided for in paragraph 3.

B.
“Electricity Costs” — Tenant shall pay to Landlord, as additional rent, the cost of electricity consumed within the Premises at the fixed rate (except as provided below) of $32,862.50 per annum — payable in equal monthly installments of $2,738.54, together with Tenant’s payment of Monthly Base Rent. The electric charge set forth above shall remain constant throughout the Term unless Landlord’s tariff rate is increased or decreased by the utility supplying electric power to the Project. If such tariff rate is increased or decreased, Tenant’s electric rate shall increase or decrease accordingly.

5.	SERVICES
a)
Landlord shall supply the Premises with building standard janitorial services as set forth on Exhibit “B”. Landlord shall provide, during normal business hours, heat as necessary and air-conditioning service during the cooling season. “Normal Business Hours” shall mean from 8 A.M. to 6 P.M., Monday to Friday, inclusive, and from 9 A.M. to 12 P.M. on Saturday, excluding legal holidays. Electricity is directly supplied from the utility company supplying electricity to the Premises. Landlord shall not be responsible for any problems arising from the deliver of electricity to the Premises. All light bulbs, ballasts and their equivalents used or consumed on the Premises shall be paid for by Tenant directly to Landlord, as Additional Rent.

b)
If Tenant’s use of the Premises requires electrical service other than building standard 110 volts, or separate electrical circuit(s), or if there otherwise is unusual use of heat, air-conditioning, electricity or water (“Utilities”) because of any special needs or practices of the Tenant or by reason of the business conducted in the Premises by Tenant, Tenant shall pay for the cost upon demand, including installations of separate meters if required by Landlord. Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord’s prior approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Building and the Premises and the needs of other tenants of the Building, and shall not in any event use any electrical equipment which, in Landlord’s opinion, will overload or interfere with the electrical installations in the Building. Tenant shall install its telephone system and computer wiring in the Premises in accordance with all applicable codes. Tenant, or Tenant’s contractor, shall obtain necessary permits prior to commencement of any cabling and coordinate installation with the Landlord. No electric wires, antennae, satellite dish, aerial wires or other electrical equipment or apparatus and signal, cable television, alarm or other utility or similar service connections, hereinafter referred to as facilities, shall be installed or changed inside, outside or to the Building by Tenant or its contractors or representatives without the prior approval of Landlord, which approval shall not be unreasonably withheld. Any such installation shall be at Tenant’s expense and otherwise in accordance with the terms of this Lease. Without limiting the foregoing, Landlord’s approval of such facilities may be contingent upon where such facilities are to be located and routed through the Building and who is to be responsible for ownership, installation, operation, maintenance, replacement and removal of such facilities, and liability relating to them and their use, such as safety and compatibility with the location of or interference with other facilities serving Landlord or other tenants of the Building, which may require indemnification, insurance or additional charge. Regardless of who is responsible for such facilities, Landlord shall have the right to interrupt, turn off or maintain the facilities for reasons of safety of Landlord and other tenants of the Building. Tenant shall reimburse Landlord for its reasonable out-of-pocket expenses incurred in evaluating and continuing to accommodate such facilities.

c)
Landlord does not warrant that any of the services mentioned above or any other service will be free from interruption caused by repairs, improvements, alterations, strikes, lockouts, labor controversies, accidents, inability of Landlord to procure such services or to obtain fuel and supplies or any other cause(s) beyond the control of Landlord. Any interruption of service whatsoever shall never be deemed an eviction or disturbance of Tenant’s use and possession of all or any part of the Premises, or render Landlord liable to Tenant for damages or relieve Tenant from performance of Tenant’s obligations under this Lease except that Rent shall abate if Premises are untenable for more than three (3) consecutive business days.

d)	Intentionally Omitted

6.	INTENTIONALLY OMITTED

7.	USE AND CONDITION OF PREMISES

a)	The Premises shall be used for general office purposes only, and for no other purpose, and shall be used and occupied in a careful, safe and proper manner.

b)
Tenant shall not use, occupy or permit the Premises or any part thereof or any portion of the common area of the Building or Land to be used or occupied by Tenant, it’s employees, agents and invitees (i) for any unlawful or illegal business, use or purpose; (ii) in any manner that constitutes waste or a nuisance of any kind or is categorized for insurance purposes as extra or especially hazardous or will increase the rate for fire insurance covering the Land, the Building or the Premises; or (iii) for any purpose or in any way in violation of any applicable law, ordinance or governmental code or regulation as the same may be amended from time to time (collectively, “Applicable Laws”); or (iv) in any way which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property. Tenant shall comply with all Applicable Laws in connection with Tenant’s use of the Premises. Moving or delivery of furniture, trade fixtures and equipment and freight by or for Tenant shall be done at such times and in such manner as reasonably may be required by Landlord.

c)
Tenant agrees to limit the number of Employees or Agents occupying the Leased Premises to no more than one person per each one hundred and fifty rentable square feet of office space at any time during the Lease Term. Landlord reserves the right to check Tenant’s occupancy levels periodically, without prior notice to Tenant, in order to monitor Tenant’s compliance with this provision. In the event Tenant fails, at any time during the Lease Term, to comply with the terms of this Section, such failure shall be an Event of Default under the Lease and Landlord shall be entitled to exercise all remedies available to it under this Lease including but not limited to termination of the Lease.

d)
Except as expressly set forth to the contrary in the Lease, Tenant acknowledges that Landlord shall not be required to improve the Premises, and Tenant agrees to accept the premises in its “as-is”, “where-is” condition on the Commencement Date.

e)	During non-business hours, Tenant shall have the right at the end of its Lease Term to hold a sale at the Premises of its onsite assets.

8.	TENANT IMPROVEMENTS.

a)
Completion by Landlord. Landlord shall deliver the Premises in its existing “as-is” condition with all its faults except that Landlord will paint Suite E 105 with two coats of flat wall paint at Landlord’s sole expense/ Any Improvements by Tenant shall be at Tenant’s sole cost and expense.

Tenant may elect to install its own carpeting. If Tenant elects to have Landlord install carpeting, a $40,000 deposit for the carpet shall be paid to Landlord at the time of lease execution. Tenant and Landlord will select a building standard 26 ounce broadloom carpet with a vinyl cove base. Any excess funds from the carpet deposit shall be returned to Tenant upon completion of installation of the carpet.

If Tenant uses any of Landlord’s vendors, for example security or data services, Landlord will contract through Landlord and pay any fees of such vendors as Additional Rent to Landlord.

b)
Acceptance of Premises. Tenant has examined and knows the condition of the Property, streets, sidewalks, parking areas, curbs and access ways adjoining it, visible easements, any surface conditions and the present uses, and Tenant accepts them in the condition in which they now are, without relying on any representation, covenant or warranty by Landlord, except as to the work to be performed by Landlord pursuant to subsection (a) above. Tenant’s occupancy of the Premises shall constitute Tenant’s acceptance of such work by Landlord. Tenant and its Agents shall have the right, at Tenant’s own risk, expense and responsibility, at all reasonable times prior to the Commencement Date, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment, provided that Tenant does not interfere with or delay the work to be performed by Landlord, Tenant uses contractors and workers compatible with the contractors and workers engaged by Landlord, and Tenant obtains Landlord’s prior written consent. Notwithstanding anything herein to the contrary, Landlord shall be required to obtain a certificate of occupancy for Tenant’s use of the Premises as promptly as possible.

c)
Term. The term of this Lease shall commence on the later of June 1, 2010 or the date of substantial completion of the improvements to be constructed by Landlord under subsection (a) above, but in any event no later than the date on which Tenant occupies the Premises (the “COMMENCEMENT DATE”) and shall end at 11:59 p.m. on the last day of the Term (the “EXPIRATION DATE”), without the necessity for notice from either party, unless sooner terminated in accordance with the terms hereof; however, if the date of substantial completion is delayed by Tenant, the Term shall commence as if the Premises were substantially complete on June 1, 2010, as extended for reasons other than those caused by Tenant.

9.	TENANT WORK AND ALTERATIONS

a)
With respect to the initial improvements to be made by Tenant, Tenant plans for such Tenant work have been approved by Landlord and Landlord consents to the performance of such work by Tenant. Tenant will make no other alterations in or additions or improvements to the Premises (the “Alterations”) (including, without limitation, the electrical equipment or installations) in excess of $25,000.00 without first obtaining the written consent of Landlord which shall not be unreasonably withheld, and then only in accordance with Landlord’s Alterations Requirements.

b)	Tenant shall not make any alterations to the Tenant’s Premises which would cause the Premises to be in violation of the Americans with Disabilities Act of 1990.

c)
Upon termination or expiration of this Lease, any or all Alterations, additions, improvements and replacements made or provided by either party upon the Premises, except moveable office furniture and equipment provided at Tenant’s expense, shall be the property of Landlord, and remain upon and be surrendered with the Premises, without molestation or injury. Tenant shall, at the Tenant’s cost, promptly repair and restore any damage to the Premises caused by removal of Tenant’s furniture and equipment.

10.	MECHANIC’S LIENS
Tenant shall not permit mechanic’s or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within 15 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys’ fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord.
11.	COMMON USAGE; CHANGES IN PREMISES

a)
Tenant shall have the right to use, in common with other authorized persons and vehicles, all driveways, parking areas (which are and shall be provided on all side of the building and none of which are or shall be reserved or exclusive), sidewalks, halls, elevators, lobbies, toilets and other common areas provided by Landlord from time to time. Tenant shall exercise reasonable diligence that any vehicle or other property or object belonging to its officers, agents, employees, licensees, contractors or invitees will not block ingress and egress. Landlord shall maintain, manage and operate the common areas in a reasonable manner. From time to time Landlord may promulgate such reasonable rules and regulations relating to the common areas as Landlord in its sole discretion may deem appropriate, and the use and occupancy thereof by Tenant, its officers, agents, employees, licensees and contractors shall comply with such rules and regulations.

b)	Landlord reserves the right, upon 60 days prior notice to Tenant, to change the name of the Building.

c)	Intentionally Omitted

12.	INDEMNITY, INSURANCE AND WAIVER OF SUBROGATION

a)
Subject to the waivers in paragraph 12(e), Tenant shall indemnify, defend and save harmless Landlord, its partners, officers, shareholders, agents and employees from and against any and all claims and liability for, and any and all loss, cost, damage or expense, including attorneys’ fees, of any nature whatsoever, arising by reason of injury or death to persons or damage to, or theft, misappropriation or loss of, any property occurring in, on or about the Building, the Land or the Premises, or alleged to have been occasioned wholly or in part by any act or omission of Tenant, Tenant’s officers, agents, contractors, invitees or employees, or arising out of or connected with the use or occupancy of the Premises by Tenant, the materials or things maintained or kept by Tenant, its officers, agents, contractors or employees in or on the Premises or the Building, the approaches thereto and the common areas thereof; provided, however, that Landlord shall be liable for such of, all or any of the foregoing as may be due solely to the negligence of Landlord, or its officers, agents, contractors, invitees or employees. The provisions of this paragraph 12(a) shall survive the expiration or termination of this Lease.

b)
At all times during the term of this Lease, Tenant shall, at Tenant’s own expense, keep in full force and effect a commercial general liability insurance policy (ISO form or equivalent) from an insurance company acceptable to Landlord and having a Best’s Rating classification of “A” or better, naming both Landlord and Tenant as insured parties, against bodily injury, death or property damage occurring on or about the Premises, with limits of liability of not less than Two Million Dollars ($2,000,000.00) with respect to bodily injuries, death or property damage arising from any one occurrence and Three Million Dollars ($3,000,000.00) from the aggregate of all occurrences within each policy year, which minimum limits shall be subject to change from time to time in accordance with industry standards. Without limiting the foregoing, such policy shall provide that such aggregate limit shall apply separately at the Premises and that the insurer will notify Landlord if the available portion of such aggregate is reduced by more than Two Million Dollars ($2,000,000) by either payment of claims or the establishment of reserves for claims. Tenant agrees that, if the aggregate limit applying to the Premises is reduced by the payment of a claim or establishment of a reserve, Tenant shall take immediate commercially reasonable steps to restore the required aggregate limit by endorsement to the existing policy or the purchase of an additional policy. The policy shall also provide that no act or omission of Tenant shall affect or limit the obligations of the insurance company in respect of any other named insured. In addition, Tenant shall maintain insurance against assumed or contractual liability under this Lease. At all times during the term of this Lease, Tenant also shall, at Tenant’s own expense, keep in full force and effect insurance against fire and such other risks as are, from time to time, included in typical extended coverage endorsements, insuring Tenant’s furniture, furnishings, equipment, floor and wall coverings, all Tenant improvements whether or not such are legally construed as fixtures and all other items of personal property of Tenant located on or within the Premises, with such coverage to be in an amount equal to the replacement or repair cost thereof. All policies shall provide that they shall not be canceled or changed without at least 30 days prior written notice to Tenant and Landlord and shall confirm the validity of the waiver provided in paragraph 12(e). Tenant shall deposit certificates or other evidence of such policy or policies of insurance in each case acceptable to Landlord (or, if Landlord so requests, a copy of such policy or policies), validly issued by the insurance carrier, with Landlord prior to the date possession commences and thereafter at least 30 days prior to the expiration of any such policy. Without limiting the foregoing, any certificate of insurance shall be issued on the ACORD 27 form (3/93) or such successor or other form as is acceptable to Landlord.

c)
In the event that, contrary to paragraph 9(b) of this Lease, Tenant does or permits to be done anything in or about the Premises which results in an increase of the insurance rates applicable to the Premises, the Building or the Land, then, whether or not Landlord has consented to the same, Tenant shall pay to Landlord as additional rent any resulting increase in premiums for insurance which may be charged during the term of this Lease for the amount of insurance carried by Landlord on the Premises.

d)
Landlord shall keep in full force and effect a commercial general liability insurance policy (ISO form or equivalent) against bodily injury, death or property damage occurring on or about the Land or Building, with limits of liability of not less than One Million Dollars ($1,000,000.00) with respect to bodily injuries, death or property damage arising from any one occurrence and Two Million Dollars ($2,000,000.00) from the aggregate of all occurrences within each policy year, which minimum limits shall be subject to change form time to time as Landlord deems appropriate. Landlord also shall keep in full force and effect broad form coverage insurance which affords protection against casualty to the Building and any other improvements located upon the Land in an amount not less than the full replacement value thereof, exclusive of foundations, excavations and similar items not subject to exposure, together with such fire and extended coverage which affords Landlord protection and coverage of any damage or destruction to the leasehold improvements, as its interest may appear, located upon the Premises or appurtenant to the Premise, in an amount not less than the full replacement value thereof. Landlord shall also keep in full force and effect rental income insurance which affords protection against the loss of rent and other sums of money payable by Tenant to Landlord pursuant to this Lease, which coverage shall be in an amount not less than the total of all such sums which Tenant would reasonably expect to pay to Landlord during any twelve (12) month period.

e)
Notwithstanding any provision of this Lease to the contrary, and without limiting the provisions of paragraph 20, Landlord and Tenant hereby waive, to the extent that no insurance coverage is invalidated and that the right of the waiving party to recover under its insurance is not prejudiced, any and all right of recovery, claim, action or cause of action by the waiving party, or anyone claiming through or under the waiving party by way of subrogation or otherwise, against the other party, its agents or employees and, in the case of Tenant, against other tenants in the Building, for any loss or damage to the Premises, the Building or any additions or improvements thereto or any contents therein as a result of fire or other cause for which the waiving party may be reimbursed as a result of insurance coverage affecting any loss suffered by either party to this Lease, regardless of cause or origin, even if the fire or other cause shall have been the result of negligence of the other party, its agent, employee, or any other party for whom such party may be responsible or of another tenant or tenants in the Building. Landlord and Tenant agree that each of their respective policies will include the waiver as set forth in this paragraph so long as the same shall be obtainable without extra cost, or, if extra cost shall be charged, the party hereto benefiting from the waiver shall pay the extra cost. The provisions of this paragraph 12(e) shall survive the expiration or termination of this Lease.

13.	DESTRUCTION

a)
If the Premises shall be damaged or destroyed in whole or in part by fire or other cause ordinarily insurable under full standard fire, vandalism, malicious mischief and extended coverage insurance in Pennsylvania during the term of this Lease, this Lease shall terminated unless the damage can be repaired within thirty (30) days, in which event Landlord will repair and restore the Premises to good and tenantable condition with reasonable dispatch. If, as a result of such damage or destruction to the Premises or the Building or any part thereof, Tenant is deprived of the use or occupancy of all or any portion of the Premises, all rent shall abate in proportion to that portion of the Premises which shall be untenantable, until the Premises shall be restored to a tenantable condition; provided, however, that if the fire or other cause(s) damaging or destroying the Premises shall result from the intentionally or grossly negligent act or omission of Tenant, its agent, employee or contractor, there shall be no abatement of rent.

14.	EMINENT DOMAIN
If any substantial portion of the Premises, the Building or the parking facilities for the Building shall be taken by any public authority or surrendered or conveyed under power of eminent domain or threat of eminent domain, then the term of this Lease shall cease as of the day possession shall be taken by the public authority, Tenant shall be entitled to a pro rata refund of any rental paid in advance for that period, rent and other charges under this Lease (other than additional rent due Landlord resulting from Tenant’s failure to perform any of its obligations under this Lease) otherwise shall be adjusted as of the date of such termination and, except as to provisions of this Lease that expressly survive the expiration or termination of this Lease, the parties shall be relieved of all obligations and liabilities thereafter accruing. All damages awarded for the taking shall belong to and be the property of Landlord irrespective of the basis upon which they are awarded, provided, however that Tenant shall have the right to bring a separate action against the condemning authority for the recovery of Tenant’s moving expenses, displacement expenses, loss of business and damage to Tenant’s personal property.

15.	ASSIGNMENT, SUBLETTING AND SUBORDINATION

a)
Except for a Permitted Assignment (defined below), Tenant shall not mortgage, pledge, assign or in any manner (including, without limitation, by operation of law) transfer or permit the transfer of this Lease or any estate or interest in this Lease, or effectuate a change in control of Tenant or of any guarantor of this Lease, without the prior written consent of Landlord, nor sublet all or any part of the Premises without like consent, nor permit the use of all or any part of the Premises by any person or entity other than Tenant without like consent. (Any such assignment, transfer, subletting or use is hereinafter called an “Assignment”.) In each case, Landlord’s consent shall not be unreasonably withheld. Any consent by Landlord to any Assignment of the Premises shall not constitute a waiver of the necessity of Landlord’s consent for any subsequent Assignment. Tenant agrees to pay Landlord’s legal fees in connection with Landlord’s consideration of any request by Tenant for consent under this paragraph 15. Notwithstanding the foregoing, Tenant may assign this Lease to an affiliate or a successor of Tenant, including, without limitation, any liquidating or other trust that may be established with approval of the United States Bankruptcy Court for the District of Delaware in the chapter 11 cases of Tenant and its debtor affiliates (Case No. 09-13931 (KJC)) (“Permitted Assignment”).

b)
If at any time and from time to time Tenant shall request Landlord’s consent to any Assignment, Tenant shall include with its request the name, address and current financial statements of the proposed assignee, a description of the proposed assignee’s business and of the proposed use of the Premises (which shall not be in conflict with paragraph 7) and the rent, term and all other provisions of the proposed Assignment. Landlord shall have the right and option, exercisable by written notice to Tenant, in lieu of granting or withholding consent, to terminate this Lease by giving written notice to Tenant. The termination shall be effective on the 30th day following the date the termination notice is given, as if that date were the expiration date for the Term of this Lease provided in paragraph 2, and the rent and other charges due under this Lease shall be apportioned and adjusted as of the effective date of the termination, rent and other charges under this Lease (other than additional rent due Landlord resulting from Tenant’s failure to perform any of its obligations under this Lease) otherwise shall be adjusted as of the date of such termination and, except as to provisions of this Lease that expressly survive the expiration or termination of this Lease, the parties shall be relieved of all obligations and liabilities thereafter accruing. If Landlord so terminates this Lease, Landlord may, if it elects, enter into a new lease covering all or part of the Premises with the intended assignee or subtenant on such terms as Landlord and such person may agree, or enter into a new lease covering the Premises with any other person; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of the termination and reletting. Any Assignment of this Lease, or subletting of the Premises, whether or not consented to by Landlord, shall not relieve Tenant from liability for payment of rent or any other charges due, or from the obligations of the Tenant, under this Lease.

c)
Landlord shall have the right to assign this Lease, or the rents and charges to be paid under this Lease, or both, in its sole discretion, as additional security for indebtedness secured by a mortgage on the Premises or otherwise. Landlord also reserves the right to subordinate this Lease, and Tenant hereby agrees that this Lease may be subordinated, to any mortgages which may hereafter be placed upon the Premises, and to any and all advances to be made under, to the interest of, and all renewals, replacements, and extensions of, any such mortgages, provided that the mortgagee shall agree to recognize this Lease in the event of foreclosure while Tenant is not in default. In the event of a sale, transfer, or assignment of Landlord’s interest in the Building or any part thereof, including the Premises, or in the event of any proceedings pending or brought for the foreclosure of, or in the event of the exercise of any power of sale under any mortgage covering the Building or any part thereof, including the Premises, or in the event of a cancellation or termination of any ground or underlying lease covering the Building or any part thereof, including the Premises, Tenant will attorn to and recognize such transferee, purchaser, ground or underlying lessor or mortgagee as Landlord. If any mortgagee elects to treat the Lease as a prior lien to its mortgage, then upon due notice to Tenant to that effect this Lease shall be deemed prior in lien to the mortgage, whether or not this Lease is dated prior to or subsequent to the date of the mortgage.

16.	TENANT’S DEFAULT
A.	Events of Default
Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:
1)	Tenant’s failure to pay when due all or any portion of the Rent, if the failure continues for 5 days after written notice to Tenant (“Monetary Default”).

2)
Tenant’s failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within ten (10) business days after written notice to Tenant. However, if Tenant’s failure to comply cannot reasonably be cured within ten (10) days, Tenant shall be allowed additional time as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within ten (10) days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant’s failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant.

3)	The leasehold estate is taken by process or operation of Law.

B.	Remedies

1)	Upon any default, Landlord shall have the right to pursue any of its rights and remedies at Law or in equity, the following remedies:
a) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant’s Property and any party occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent and other actual losses and damages which Landlord may suffer as a result of Tenant’s default. Landlord shall use commercially reasonable efforts to mitigate any such losses or damages; provided that such reasonable efforts shall not require Landlord to relet the Premises in preference to any other space in the Building or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Section 13 hereof.
b) Notwithstanding anything contained herein to the contrary, Landlord waives any liens (whether contractual, statutory, or constitutional, arising under common law or otherwise) that Landlord may have on Tenant’s Property.
Unless expressly provided in this Lease, the repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under the Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. If Landlord declares Tenant to be in default, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to the Prime Rate plus 5%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located. Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.
1)	PA Additional Remedies.
a) When this lease and the Term or any extension thereof shall have been terminated on account of any Event of Default by Tenant, which remains uncured after the expiration of any applicable notice and/or cure period, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this lease or a true and correct copy hereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT

AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this lease or Tenant’s right of possession as herein set forth, to again confess judgment as herein provided, for which this lease or a true and correct copy hereof shall be good and sufficient warrant.
b) The warrant to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant’s obligations or expand the size of the Premises. Tenant waives any procedural errors in connection with the entry of any such judgment or in the issuance of any one or more writs of possession or execution or garnishment thereon.
c) EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE, TENANT KNOWINGLY AND EXPRESSLY WAIVES ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES.

Advanta Corp.
By:	/s/ Donna Epstein
	Name:	Donna B. Epstein,
	Title:	Vice President

17.	LANDLORD’ DEFAULT
In the event Landlord shall at any time be in default in the observance or performance of any of the terms, conditions or covenants required to be performed or observed by Landlord hereunder and any such default shall continue for a period of thirty (30) days after written notice to Landlord from Tenant specifying such default (or, if such default is incapable of being cured in a reasonable manner within thirty (30) days, then Landlord shall have such additional time as is reasonably necessary to cure such default provided Landlord promptly commences such cure and diligently pursues such cure to completion), then Tenant shall be entitled, in addition to all remedies otherwise available under this Lease, at law or in equity, to (i) bring suit for the collection of any amounts for which Landlord may be in default, without terminating this Lease; (ii) Intentionally deleted; and/or (iii) subject to applicable notice and cure periods for the Landlord, cure any such breach or default on behalf of Landlord, without terminating this Lease, in which case Landlord shall pay Tenant for all the damages suffered by Tenant and for all the costs and expenses incurred by Tenant in curing such default within forty-five (45) days of written notice to Landlord of such amount, and if Landlord fails to pay and/or reimburse Tenant in full within such forty-five (45) day period, then such amounts shall accrue interest at the Default Rate from the date of the initial default, and Tenant shall have the right to deduct all amounts from Additional Rent (but not from Base Rent). Notwithstanding anything to the contrary contained in this Lease, in the event of an emergency Tenant shall have the immediate right to cure any such breach or default by Landlord prior to the expiration of the applicable notice and cure period if reasonably necessary to protect the Premises, to prevent injury or damage to persons or property or in the event of any other emergency, and Landlord shall pay to Tenant all amounts expended by Tenant within forty-five (45) days of written notice to Landlord of such amount, and if Landlord fails to pay and/or reimburse Tenant in full within such forty-five (45) day period, then such amounts shall accrue interest at the Default Rate from the date of the initial default, and Tenant shall have the right to deduct all amounts from Additional Rent (but not from Base Rent). All amounts due from Landlord to Tenant hereunder shall bear interest at the Default Rate if not paid on or before the deadlines set forth herein. It is specifically understood and agreed, anything in this Lease to the contrary notwithstanding, that there shall be no personal liability on Landlord (nor on Landlord’s officers, principals, agents and employees) with respect to any of the covenants, conditions or provisions of this Lease; in the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of Tenant’s remedies.
18.	NOTICES AND ESTOPPEL CERTIFICATES

a)
Every notice or payment required or permitted to be given under or in connection with this Lease shall be deemed to be sufficiently given or served if personally delivered or if sent by an overnight receipted courier or by certified or registered mail, postage prepaid, and, if to Landlord, addressed to the attention of :

Landlord:	TCA Plymouth, LP,
c/o Trinity Capital Advisors, LLC,
625 West Ridge Pike, Suite 102,
Conshohocken, PA 19428
Attn: Kevin M. Doyle

With a copy to:
Vincent T. Donohue, Esquire
Lamb McErlane, PC
24 E. Market St., P.O. Box 565
West Chester, PA 19381
Telephone: 610-430-8000
Telecopy: 610-692-0877

Tenant, addressed to it at the Premises with a copy to:

Bernard Lee, Esquire
Cozen O’Connor
1900 Market Street
Philadelphia, PA 19103
Telephone: 215-665-6961
Telecopy: 215-701-2211

Either party may designate a different address or facsimile number, or a different person as addressee, by complying with the provisions of this paragraph 18. All such notices or other communications shall be deemed to have been sufficiently given and received for all purposes on the date of delivery, if sent by personal delivery; and as of the next business day following the date of deposit with the overnight courier, if sent by overnight courier, except that notices of change in address shall be deemed given and received only upon actual written receipt or refusal of delivery.
b)
At any time and from time to time, Tenant agrees to execute, acknowledge and deliver to Landlord, not later than ten 10) days after a request in writing from Landlord, a statement in writing, in a form satisfactory to Landlord, certifying that this Lease is in full force and effect and unmodified (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid. Tenant’s failure to deliver such statement within such time shall be conclusive against Tenant that the information set forth in the statement as given by Landlord to Tenant is true and correct, including, without limitation, (i) that this Lease is in full force and effect, without modification except as specified, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one month’s rental has been paid in advance.

19.	HOLDING-OVER
If Tenant shall remain in possession of all or any part of the Premises after the expiration of the Term without entering into a new lease, then Tenant shall be deemed a lessee of the Premises from month to month, subject to all terms and conditions of this Lease, except that the monthly rental shall be increased to one hundred fifty percent (150%) of the last Base Rent.
20.	MAINTENANCE AND REPAIRS
Landlord shall keep in good repair and condition the foundation, roof and four outer walls of the Premises, the common areas in the Building and the parking, roadway and landscaped areas in the Building or on the Land and included in the common areas, except that Tenant, and not Landlord, shall be obligated to make or perform, at Tenant’s cost and expense, any repairs or maintenance occasioned by any intentional or grossly negligent act or omission of Tenant, its officers, agents, employees, invitees or contractors. Tenant shall, at its own cost and expense, maintain and keep in good repair and condition the Premises and its content and decoration (including, without limitation, the window treatments) and in addition shall, also at Tenant’s own cost and expense, replace all glass, windows and doors and all their frames and hardware in the Premises that may become broken or damaged except that Landlord and not Tenant shall be responsible if occasioned by any intentional of grossly negligent at or omission of Landlord, its officers, agents, employees, invitees or contractors. If, after notice from Landlord, Tenant fails or refuses to make any repairs or provide any maintenance required of Tenant under this Lease, then Landlord may, but shall not be obligated to, make or cause the repairs to be made or maintenance to be provided, and Tenant shall pay the full cost to Landlord upon demand as additional rent.

21.	DAMAGE AND NON-LIABILITY
All personal property belonging to Tenant, or to any of its officers, agents, employees or contractors, and located on, in or about the Land, the Building or the Premises shall be there at the sole risk of Tenant. Neither Landlord nor its agents or employees shall be liable to the Tenant, its officers, agents, employees or contractors for any theft, loss or misappropriation of, nor for any damage or injury to, their respective personal property, or for any bodily injury to Tenant, its officers, agents, employees or contractors, occasioned by failure to keep the Premises heated, cooled or in repair, or by or from structural failure or collapse of plumbing, gas, water, steam or other pipes, or sewage, or the bursting, leaking or running of any water outlet, container or fixture in, above, upon or about the Land, the Building or Premises, nor for injury or damage occasioned by wind, water, snow or ice being upon or coming through the roof, skylight, windows, doors, parking, road and sidewalk areas, or otherwise, nor for any injury or damage arising from the omissions of any of the utilities or services supplied or due to be supplied by Landlord under this Lease, nor from acts or negligence or willfulness of co-tenants or other occupants of the Building or the landlord or any owners or occupants of adjoining or contiguous property, unless caused by the negligence of Landlord or Landlord’s Agents or employees.
22.	SURRENDER OF PREMISES UPON TERMINATION
Tenant shall deliver up and surrender to Landlord possession of the Premises upon expiration of this Lease or its termination in any manner in as good condition and repair as the same shall be at the commencement of the term, excepting only ordinary wear and tear and loss or damage by fire or other insured casualty, and loss or damage the repair of which are Landlord’s responsibility under this Lease, and in compliance with paragraph 7(b) and any other provision of this Lease relating to the condition of the Premises upon expiration or termination of this Lease. Landlord shall have the right to enter the Premises at all reasonable times during the term to make any alterations or repairs to the Building which Landlord may deem necessary or appropriate for its safety and preservation. This right of entry, however, shall be subject to all reasonable security regulations for purposes of national defense issued either by the Tenant or by the United States Government or any of its agencies. During the last two (2) months of the term of this Lease, Landlord shall have the privilege of entering the Premises, to inspect and exhibit the Premises.
23.	SIGNS
Tenant will not permit or cause to be placed on the outside or inside of the Building or elsewhere on the Land any signs, notices or other media of advertising, except those installed or approved in writing in advance by Landlord. At Tenant’s sole expense, Landlord shall install building standard signage on Tenant’s suite entrance and in the first floor lobby directory at the beginning of the Term.
24.	QUIET ENJOYMENT
If Tenant shall promptly and faithfully perform all the covenants and agreements herein stipulated to be performed on Tenant’s part, Tenant shall at all times during the term have the peaceable and quiet enjoyment and possession of the Premises without hindrance or claim from Landlord or any persons lawfully claiming the Premises.

25.	SECURITY DEPOSIT
Tenant shall deposit with Landlord upon the execution of the Lease the sum of Fifty-Five Thousand, Five Hundred Dollars ($55,500.00) as security for the faithful performance of Tenant’s obligations under this Lease. If Tenant commits an Event of Default in any obligation under this Lease, Tenant hereby authorizes Landlord at its option during continuance of the Event of Default without terminating this Lease or otherwise waiving Landlord’s rights in the event of an Event of Default by Tenant, to apply the deposit in payment of rent or other sums payable under this Lease or to any of the Events of Default under this Lease. If any part of Tenant’s deposit is so used, Tenant shall, upon demand, deposit with Landlord an amount in cash equal to the deposit used by Landlord. If Tenant has no outstanding obligations under this Lease, the deposit shall be refunded within sixty (60) days after the expiration of this Lease. No interest shall be paid on Tenant’s deposit and Tenant’s deposit shall not be held in trust.
26.	COMMISSIONS AND BROKERS FEES
Landlord and Tenant each represents and warrants to the other that such party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than the Brokers/Agents identified in the Basic Lease Information; and that otherwise no broker or finder called the Premises to Tenant’s attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease. Landlord shall be responsible for payment of all commissions and brokerage fees due to the Brokers identified in the Basic Lease Information. Each party agrees to indemnify and hold the other harmless from and against all liability, cost and expense, including attorney’s fees and court costs, arising out of any misrepresentation or breach of warranty under this Paragraph 27.
27.	LIMITATIONS ON LANDLORD’S LIABILITY
It is expressly understood and agreed by Tenant that none of Landlord’s covenants, undertakings, or agreements are made or intended as personal covenants, undertakings or agreements by Landlord, and any liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord’s interest in the Leased Premises, and no personal liability is assumed by, nor at any time may be asserted against, Landlord or any of its officers, partners, agents, employees, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Tenant. Tenant acknowledges that Landlord has the right to transfer its interest in the Leased Premises and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder if Landlord has assigned the Security Deposit to such transferee.

28.	FORCE MAJEURE
If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond either party’s reasonable control, such party is unable to furnish or is delayed in furnishing any utility or service required to be furnished by such party under the provisions of this Lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, or is unable to fulfill or is delayed in fulfilling any of such party’s other obligations under this Lease excluding the payment of money, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, other than previously noted in this Lease, or relieve the other party from any of its obligations under this Lease, or impose any liability upon such party or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise; provided that the affected party shall use reasonable efforts to mitigate the effects of such event.
29.	NO WAIVER
No waiver by Landlord of any breach of obligations, agreements or covenants of Tenant herein shall be a waiver of any subsequent breach of any obligation, agreement or covenant of Tenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights or remedies with respect to such or any subsequent breach, nor shall any waiver by Landlord of any default or breach by Tenant under this Lease be deemed to have been made by Landlord, unless contained in writing executed by Landlord.
30.	BINDING LEASE; RECORDING
This Lease and all the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto, and their respective successors, heirs, executors and assigns, provided, however, that the party signing this Lease as “Landlord”, its successors and assigns shall be obligated to perform Landlord’s agreement and covenants under this Lease only during and in respect of their respective successive periods as Landlord during the term of this Lease. This Lease will not be recorded.
31.	ENTIRE AGREEMENT; MERGER AND AMENDMENT; CONSTRUCTION OF TERMS

a)
This Lease, including, without limitation, all exhibits attached hereto, supersedes any and all other agreements and contains the entire agreement between the parties hereto and shall not be modified in any manner except by an instrument in writing executed by the parties hereto or their respective successors in interest. If more than one person or entity or a combination thereof comprise “Lessee”, their liability hereunder shall be joint and several.

b)
The section headings contained herein are for convenience only and do not define, limit or construe the contents of such sections. The use herein of the singular number shall be deemed to mean the plural, and vice versa, and the masculine gender shall be deemed to mean the feminine or neuter, and vice versa, wherever the sense of this Lease so requires.

32.	SUBMISSION OF LEASE; NO OPTION
The submission of this Lease for examination by Tenant does not constitute a reservation of or option for the Premises, and this Lease shall become effective only upon execution and delivery thereof by Landlord and Tenant. This Lease may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom such enforcement of such change, waiver, discharge or termination is sought. All covenants and agreements of Landlord and Tenant hereunder shall be deemed to be covenants running with the land, and each such covenant and agreement shall be deemed to be and shall be construed as a separate and independent covenant of the party bound by or making the same and shall not be dependent on any other provision of this Lease except as specifically provided for herein.
33.	WAIVER OF TRIAL BY JURY
It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of landlord and tenant, tenant’s use of, or occupancy of the premises, and any emergency or other statutory remedy.
34.	OPTION TO RENEW
As long as Tenant is not an uncured Event of Default as outlined in Paragraph 16.A, Tenant shall have the Option to Renew the Lease on the same terms and conditions as the initial Term of the Lease for six (6) additional one-month term extensions. Tenant must give Landlord thirty (30) day advanced written notice of Tenant’s renewal. Tenant shall have the right in any notice to renew for one or more term extensions, not to exceed in the aggregate six (6) months.
35.	OPTION TO REDUCE SQUARE FOOTAGE
At the end of the Original Term and as long as Tenant is not an uncured Event of Default as outlined in Paragraph 16.A, Tenant shall have the Option to Reduce the Square Footage of the Premises for the remainder of any of the six (6) one-month term extensions outlined above. Tenant must give Landlord thirty (30) day advanced written notice of Tenant’s renewal and Tenant’s Option to Reduce Square Footage. The reduction in square footage can only be achieved by giving appropriate notice and fully vacating and leaving in a broom clean condition either of the two Suites that make up the Premises. Landlord shall refund to Tenant a proportionate share of the Security Deposit within thirty (30) days of such reduction in space.
36.	LENDER CONSENT
Landlord has obtained the consent to the Lease from the holder of the mortgage on the Project and the agreement of the Mortgagee (“Mortgage”) that it and any successors or assigns will recognize this Lease and not disturb Tenant in the event of foreclosure or deed in lieu of foreclosure, provided Tenant is not in default under this Lease.

37.	LICENSE FOR EGRESS
Tenant is hereby granted a license to enter and pass through Suite 102 as a means of egress in the event of a fire or other emergency. Any improvements (such as a door), required to facilitate the use of the license shall be at the expense of Tenant. Any lease by Landlord of Unit 102 shall be subject to this license.
38.	LEASE EXECUTION
This Lease may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.
{Balance of Page Intentionally Blank}

IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument as of the date and year first above written.

Witnesses to Landlord:	TCA Plymouth, LP, a Delaware limited partnership
/s/
	By:	TCA PCC Management, LLC, a Delaware limited liability company, its general partner

	By:	/s/ Kevin Doyle
Kevin M. Doyle, President

Tenant: Witnesses to Tenant:	Advanta Corp., a Delaware company
	By:	/s/ Donna Epstein
/s/		Donna B. Epstein, Vice President